                                                                  EXHIBIT 2.11


                         AGREEMENT OF PURCHASE AND SALE


               This Agreement is made and entered into effective as of the 31st day of March, 1999 by and between ALPHA TECHNOLOGY INTERCONNECT, INC., a Delaware corporation ("Seller") and ADSI TELECOM SERVICES, INC., a Pennsylvania corporation ("Buyer"), with respect to the following facts:



                                R E C I T A L S :

               A. Seller, as assignee of its parent ALPHA MICROSYSTEMS, a California corporation ("Alpha Micro"), purchased an ongoing business relating to installing and servicing telephone systems pursuant to that certain agreement (the "ATI Purchase Agreement") dated December 23, 1997 by and between Alpha Microsystems, a California corporation, and Advanced Telecomm of Pittsburgh, a Pennsylvania Business Trust, Advance Telecomm of Butler, Inc., a Pennsylvania corporation, Advanced Telecomm of Washington, D.C., Inc., a Pennsylvania corporation, and Advanced Telecomm of Maryland, Inc., a Pennsylvania corporation and Applied Cellular Technology, Inc., a Missouri corporation. (Advanced Telecomm of Pittsburgh, a Pennsylvania Business Trust, Advance Telecomm of Butler, Inc., a Pennsylvania corporation, Advanced Telecomm of Washington, D.C., Inc., a Pennsylvania corporation, and Advanced Telecomm of Maryland, Inc., a Pennsylvania corporation and Applied Cellular Technology, Inc., a Missouri corporation are herein referred to as the "ATI Group").

               B. Seller desires to sell the business it acquired pursuant to the ATI Purchase Agreement and has operated continuously thereafter (the "Business") to Buyer, and Buyer desires to acquire from Seller the Business, in accordance with the terms and conditions set forth herein.


                                A G R E E M E N T


               In consideration of their respective representations, warranties and agreements contained herein, the parties hereto agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

               1.01 Accounts Payable. The term "Accounts Payable" herein shall mean any and all monies or amounts that may be due vendors, suppliers or other entities that have furnished goods and services to Seller.

               1.02 Agreement. The term "Agreement" herein will refer to this "Agreement of Purchase and Sale."

               1.03 Alpha Micro. The term "Alpha Micro" herein will refer to Alpha Microsystems.

               1.04 ATI Group. The term "ATI Group" is defined in Recital "A".

               1.05 ATI Purchase Agreement. The term "ATI Purchase Agreement" is defined in Recital "A".

               1.06 Assumed Obligations. The term "Assumed Obligations" herein is defined in Section 2.02.

               1.07 Business. The term "Business" herein is defined in Recital "B".

               1.08 Buyer. The term "Buyer" herein will refer to ADSI Telecom Services, Inc., a Pennsylvania corporation.

               1.09 Closing or Closing Date. The term "Closing" or "Closing Date" herein is as defined in Section 6.02 hereof.

               1.10 Contracts. The term "Contracts" herein shall mean the Leases, Licenses and other agreements listed on Exhibit "D".

               1.11 Customer List. The term "Customer List" herein is defined in
Section 2.04 hereof.

               1.12 Employees. The term "Employees" herein is defined in Section
3.10 hereof.

               1.13 Leased Premises. The term "Leased Premises" herein shall refer to the premises (or portions thereof) occupied prior to the Closing by Seller located at 4909 Library Road, Bethel Park, PA 15102; 509 Taylor Street, New Castle, PA 16101; and 12401-B Kiln Court, Beltsville, MD 20705 pursuant to License Agreements and at 4609 Old Gettysburg Road, Mechanicsburg, PA 17055 pursuant to a Lease Agreement.

               1.14 Leases. The term "Leases" herein is defined in Section 3.08 hereof.


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               1.16 Purchase Price. The term "Purchase Price" herein is defined in Section 2.02 hereof.

               1.17 Seller. The term "Seller" herein refers to Alpha Technology Interconnect, Inc.

               1.18 Service Business. The term "Service Business" herein is defined in Recital "B".

               1.19 Service Assets. The term "Service Assets" herein is defined in Section 2.01 hereof.

               1.20 Service Contracts. The term "Service Contracts" will refer to all contracts pursuant to which Seller agreed prior to Closing to provide maintenance and repair services for telephone systems, which are not covered by any manufacturer's warranty.

               1.21 Spare Parts Inventory. The term "Spare Parts Inventory" herein shall mean all spare parts owned by Seller.

               1.22 Tools and Equipment. The term "Tools and Equipment" herein is defined in Section 3.06 hereof.

               1.23 Vehicles. The term "Vehicles" herein will refer to those vehicles listed on Exhibit "E" which are leased by Seller and any other vehicles on order to replace them.

               1.24 Warranty Contracts. The term "Warranty Contracts" herein will refer to all contracts pursuant to which Seller agreed prior to Closing to provide maintenance and repair services for telephone systems which may or may not be covered by a manufacturer's warranty, which will be assigned to and assumed by Buyer pursuant hereto, subject to the ATI Group's obligation to provide at no cost to Buyer all parts required for repairs thereunder.

                                   ARTICLE II

                                PURCHASE AND SALE

               2.01 Purchase and Sale. At the Closing, and subject to all of the other terms and conditions set forth herein (including those set forth in the following sentence), Seller shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase from Seller, its entire right, title and interest in and to all of the assets of Seller used in the Business, including but not limited to the Spare Parts, the Tools and Equipment listed on Exhibit "C", the Customer List and associated goodwill, the Contracts listed on Exhibit "D", all of Seller's right, title and interest to use the name "ATI", the Warranty Contracts and the Service Contracts and all receivables due Seller or Alpha Micro from the ATI Group (collectively, the "Service Assets"). Notwithstanding the foregoing, (i) Buyer acknowledges that the ATI Group shall be entitled after the Closing to continue to use the Customer List solely for their own use in their business of selling new telephone systems or services; and (ii) Seller shall be entitled to retain (and the Service Assets


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shall not include) (A) the router used to facilitate communications with Alpha
Micro, (B) the accounts receivable of Seller (including billings sent in March for April 1999), other than those due from the ATI Group and all other amounts prepaid for maintenance services; (C) any cash or cash equivalents; (D) except as specifically set forth herein, Seller's books and records, and (E) the Altigen CTI phone system (including hardware and software) used by Seller. The entirety of the Service Assets shall be conveyed free and clear of all liens, trusts, encumbrances, charges, claims, security interests, community property or other interests, conditional sales agreements and all other restrictions, other than any which attached prior to Seller's purchase of the Business from the ATI Group.

               2.02 Purchase Price. Buyer shall deliver to Seller Six Hundred Fifty Thousand Dollars ($650,000) ("Purchase Price") for the Business. Additionally, Buyer shall assume and be obligated for all obligations of Seller relating to the Business (the "Assumed Obligations"), including but not limited to:

                      (a) All amounts due the ATI Group by Seller or Alpha Micro whatsoever, including but not limited to amounts due pursuant to the ATI Purchase Agreement and any documents executed in connection therewith (including but not limited to amounts due under any and all Subleases, License Agreements, common facility expense agreements, as return of security deposits under the Contracts, for the purchase of spare parts and as commissions);

                      (b) All obligations and liabilities of Seller or Alpha Micro under the Warranty Contracts and the Service Contracts; and

                      (c) All obligations and liabilities of Seller and/or Alpha Micro under the Contracts accruing on or after the Closing Date.

               Notwithstanding the foregoing, Buyer shall not assume or be liable (i) for any current Accounts Payable of the Business except as expressly set forth above.

               2.03 Payment of Purchase Price. The Purchase Price shall be delivered by Buyer's delivery, on Seller's behalf, of the Purchase Price to the ATI Group in full without offset or reduction of any kind, in such manner as is acceptable to the ATI Group.

               2.04 Delivery of Customer List. At the Closing Seller shall deliver to Buyer its complete customer list (the "Customer List") which shall consist of two parts: (1) the names and addresses of all customers to whom it has sold or leased (or the known lessees to whom purchasers from it have leased) telephone systems or components since it purchased the Business, together with the names and addresses of customers it received from the ATI Group when it purchased the Business; and (2) a list of each Warranty Contract and Service Contract in effect as of the Closing Date which includes the customers' names, addresses, phone numbers and contract identification numbers.

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               2.05 Taxes. Buyer agrees to be responsible for any and all sales taxes arising from its purchase of the Service Assets. Personal property taxes shall be prorated between Buyer and Seller as of the Closing Date. [Buyer shall be responsible for filing necessary tax returns and reports with respect to such taxes, excepting that Seller shall file all returns for 1998 and for the stub period of 1999 prior to the Closing.

               2.06 Allocation of Purchase Price: Reporting Requirements. For tax purposes the parties hereby agree to (a) allocate the Purchase Price hereunder (which for purposes of such allocation shall include all liabilities being assumed by Buyer) in accordance with Exhibit "B" hereto, and (b) timely file Internal Revenue Service Form 8594, Asset Acquisition Statement, and otherwise report the transactions set forth herein in accordance with such allocation and with the provisions of Internal Revenue Code Section 1060 and comparable provisions of state law.

               2.07 Delivery of Possession. At the Closing, Seller shall deliver possession of the Service Assets to Buyer at the Leased Premises. Title and risk of loss in and to the Service Assets shall pass to and be vested in Buyer effective at the time of the Closing.


                                   ARTICLE III

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

               As an inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer and as to covenants agrees with Buyer that, effective on the date hereof and on the Closing Date:

               3.01 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Alpha Micro is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               3.02 Authority. All corporate or other action necessary to authorize and approve this Agreement has been taken, and this Agreement constitutes a valid and binding agreement, enforceable against Seller and Alpha Micro in accordance with its terms, and no authorizations, consents or approvals, whether of governmental bodies, shareholders or otherwise, are necessary in order to enable Seller and Alpha Micro to enter into and perform this Agreement. Consummation of the transactions herein contemplated, and the fulfillment of the terms of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Seller pursuant to the terms of, or result in the acceleration of any obligations or payment of a penalty under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller may be bound or to which any of the property or assets of Seller is subject, the Certificate of Incorporation or Bylaws of Seller, any agreement of the shareholders, or any statute or any order, decree, judgment, rule or regulation applicable to Seller of any court or of any regulatory authority or other governmental body having jurisdiction over Seller.


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               3.03 Spare Parts Inventory. Seller shall deliver to Buyer at the
Closing the Spare Parts Inventory free and clear of any liens or encumbrances. Such Spare Parts Inventory is accepted by Buyer on an AS IS WHERE IS basis.

               3.04 Customer List. The Customer List delivered to Buyer pursuant to Section 2.05 above includes as to Part 1, a true, complete and correct list of the names, addresses and telephone numbers of all customers to which Seller has provided Services whether by contract or on a time and materials basis since it acquired the Business from the ATI Group as well as the list of customers supplied to Seller by the ATI Group.

               3.05 Warranty Contracts and Service Contracts.

                      (a) Seller shall deliver a list (certified by Seller and acknowledged by Buyer) of all existing verbal and written Warranty Contracts (showing manufacturer warranty and contract expiration date) and Service Contracts (showing expiration date) of Seller pursuant to which Seller provides Services to customers which extend beyond the Closing Date and which shall be assigned to and assumed by Buyer. Seller has committed no breach and has received no notice of default which is presently in effect under any Warranty Contract or Service Contract, nor does Seller have actual knowledge of any event which has occurred which, with notice or passage of time, could give rise to any such default. All the Warranty Contracts and Service Contracts, together with any amendments or modifications thereto, were duly authorized and executed and are enforceable in accordance with their terms, except that Seller does not represent and warrant as to matters which may relate to (a) the enforceability as may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws related to or affecting creditors' rights generally, or (b) enforceability in any court of any equitable remedies, specific performance and injunctive relief which are subject to the discretion of the court before which any proceeding therefor is brought (regardless of whether such enforceability is considered a proceeding at law or equity). To the best of Seller's knowledge, there is no reason to believe that any customer who is a party to any such Service Contract is unable or unwilling to perform its obligations under such contract.

                      (b) Seller will deliver to Buyer at the Closing the original or a full, true and correct copy of each of the written Warranty Contracts and Service Contracts, all proposed but not yet executed contracts, and all modifications and amendments to the foregoing, in existence on the Closing Date.

                      (c) Seller has no actual knowledge of any request for or need for service under any Warranty Contract or Service Contract which has not been performed prior to the Closing, other than routine service calls.

                      (d) Seller shall indemnify and hold Buyer harmless from and against any actions and/or claims based upon the negligence of Seller in the performance of such Warranty Contracts prior to the date of Closing, other than any claims or actions which


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        arise out of or are related to that telephone system provided by the ATI
        Group to Advantage Equity, Inc.

               3.06 Tools and Equipment. Attached as Exhibit "C" is a complete listing of the tools and equipment (including test equipment) used by Seller in its Service Business (the "Tools and Equipment"), all of which shall be transferred to Buyer on the Closing Date, free of any liens or encumbrances, unless otherwise designated on Exhibit "C". The said Tools and Equipment shall be transferred to Buyer and Buyer accepts them on an AS IS WHERE IS basis.

               3.07 Vehicles. The vehicles subject to the leases assumed by Buyer are delivered on an AS IS WHERE IS basis.

               3.08 Contracts. Attached as Exhibit "D" is a complete listing of
(i) the leases for vehicles ("Vehicles") used by Seller in its Service Business; and the leases for all other personal property used by Seller in its Service Business (collectively the "Leases"); (ii) the licenses for offices and other facilities used by Seller for its Service Business, and (iii) all other contracts (other than Warranty Contracts and Service Contracts and the ATI Purchase Agreements) to which Seller is a party or under which Seller is obligated ((i), (ii) and (iii) collectively the "Contracts"). Seller will deliver to Buyer upon the Closing the original or a full, true and correct copy of each Contract listed on Exhibit "D", including all modifications and amendments thereto. Seller has, to the best knowledge of Seller, committed no breach, and Seller has received no notice of default which is presently in effect under any Contract, nor does Seller have knowledge of any event which has occurred which, with notice or passage of time, could give rise to any such default. Also set forth on Exhibit "D" is a complete list of all security deposits paid by Seller or, to Seller's knowledge, the ATI Group with respect to the Contracts, all of which are fully refundable upon termination of the respective Contract. Seller has caused no damages to the leased premises or the leased equipment which would entitle the lessor under such Leases to deduct any amounts from such security deposits. Buyer shall reimburse Seller for the security deposits so designated on Exhibit "D" as of the Closing.

               3.09 Employees. Attached hereto as Exhibit "F" is a list of all of Seller's employees ("Employees") who are presently employed by Seller. Buyer agrees to offer employment to each of such Employees. Seller is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association.

               3.10 Litigation. There are no actions, suits, investigations or proceedings by, against, involving or relating to Seller in which service of process has been made, nor to the best of Seller's knowledge are there any claims, actions, suits, investigations or proceedings contemplated, pending or against, involving or relating to Seller, at law or in equity (other than that claim which has been asserted only against the ATI Group arising out of that telephone system provided by the ATI Group to Advantage Equity, Inc.), or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, in which any claim has been made against the Service Assets and there has been no garnishment, attachment or writ of executions issued with reference to any of the Service Assets.


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               3.11 Judgments, Decrees and Orders in Restraint of Business.
Seller is not a party or subject to any judgment, decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining the Seller in respect of any of its business practices or the acquisition or disposition of any property or the conduct of its business in any area.

               3.12 Title to Service Assets. Seller has good and marketable title to the Service Assets free and clear of all liens, claims and encumbrances, including covenants, conditions and restrictions.

               3.13 Tax Returns and Liabilities. Within the times and in the manner prescribed by law, Seller has filed all Federal, state and local tax returns required by law in connection with the business of Seller and has paid or has made provision for the taxes due and payable in connection therewith.

               3.14 Compliance with Laws Regulating Environmental Quality. The properties which are the subject of the Licenses are, and at all times have been, operated, used and occupied by Seller in compliance with all Environmental Laws (as defined herein) and have been operated, used and occupied by Seller in a manner which will not give rise to any liability under any Environmental Laws. Seller has not received any notice at any time that it is or was claimed to be in violation of or in non-compliance with any conditions of any permit or Environmental Laws or that any of the current or past uses, operations or conduct at the properties are or were in violation of or in non-compliance with any conditions of any permit or Environmental Laws. To Seller's knowledge, there is not now pending or threatened, nor any basis known to Seller for, any action, claim, investigation, lawsuit, proceeding or order involving the properties which are the subject of the Leases, under any Environmental Laws or otherwise with respect to the use, storage, presence, generation, manufacture or handling of any Hazardous Substance (as defined herein) at the properties.

               For purposes of this Section 3.14, "Environmental Laws" shall mean any federal, state, regional, county, municipal, local laws, statutes, rules, ordinances, regulations and codes, as well as policies, orders, decrees, judgments, permits, directives, guidances, cleanup standards, injunctions and binding interpretations issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, but not limited to, those relating to the release or threatened release of Hazardous Substances into the environment or otherwise relating to the presence, manufacture, transfer, generation, production, refinement, pumping, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances.

               For purposes of this Section 3.14, "Hazardous Substance" shall mean any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, infectious or mutagenic or carcinogenic substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, which is regulated under or defined by any Environmental Law.


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               3.15 Brokers or Finders. Seller has not entered into any
agreement or incurred any obligation, directly or indirectly, for the payment of any broker's commissions or finder's fees in connection with this transaction.

               3.16 Name. Seller uses the name "ATI Communications" with respect to the Business. Neither Seller nor any of its affiliates has a federal or state registration or pending registration which includes the name "ATI". Seller has not granted the right to any other entity or person to use the name "ATI". No proceedings have been instituted against or notices received by any Seller alleging that Seller's use of the name "ATI" infringes upon or otherwise violates any rights of a third party.

               3.17 Survival of Representations and Warranties. The representations and warranties contained in this Agreement by Seller shall survive the Closing Date and shall terminate and expire on the close of business on the first anniversary of the Closing Date and shall be of no force or effect thereafter, except with respect to any claim with respect thereto under Section
8.01 of this Agreement, written notice of which shall have been delivered to Seller on or prior to the first anniversary of the Closing Date.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               As an inducement to Seller to enter into this Agreement, Buyer represents and warrants to Seller and Alpha Micro, and as to covenants agrees with Seller, as follows:

               4.01 Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania.

               4.02 Authority. This Agreement constitutes a valid and binding agreement, enforceable against Buyer in accordance with its terms, and no authorizations, consents or approvals not already obtained, whether of governmental bodies or otherwise, are necessary in order to enable Buyer to enter into and perform this Agreement. Consummation of the transactions herein contemplated, and the fulfillment of the terms of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Buyer pursuant to the terms of, or result in the acceleration of any obligations or payment of a penalty under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Buyer is a party or by which Buyer may be bound or to which any of the property or assets of Buyer is subject, the Certificate of Incorporation or Bylaws of Buyer, or any statute or any order, decree, judgment, rule or regulation applicable to Buyer of any court or of any regulatory authority or other governmental body having jurisdiction over Buyer.

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               4.03 Judgments, Decrees and Orders in Restraint of Business.
Buyer is not a party or subject to any judgment, decree or order entered in any suit or proceeding brought by any governmental agency or any other person enjoining the Buyer in respect of any of its business practices or the acquisition or disposition of any property or the conduct of its business in any area.

               4.04 Brokers or Finders. Buyer has not entered into any agreement or incurred any obligation, directly or indirectly, for the payment of any broker's commissions or finder's fees in connection with this Agreement.

               4.05 Survival of Representations and Warranties. The representations and warranties contained in this Agreement by Buyer shall survive the Closing Date and shall terminate and expire on the close of business on the first anniversary of the Closing Date and shall be of no force or effect thereafter, except with respect to any claim with respect thereto under Section 8.01(b) of this Agreement, written notice of which shall have been delivered to Buyer on or prior to the first anniversary of the Closing Date.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

               5.01 Conditions Precedent to the Performance of Seller's Obligations. The obligations of Seller to sell the Service Assets pursuant to this Agreement are subject, at the option of Seller, to the fulfillment on or before the Closing Date of each of the following conditions:

                      (a) Compliance with Terms. At the Closing Date, all of the terms, conditions and agreements herein to be complied with and performed by Buyer at or before the Closing Date shall have been complied with or performed in all material respects.

                      (b) Accuracy of Representations and Warrants. Seller shall not have acquired information that there is any material error, misstatement or omission in any of the representations or warranties made herein by Buyer. The representations and warranties made by Buyer in this Agreement shall be correct and complete at and as of the Closing Date, with only those exceptions which have been approved in writing by Seller.

                      (c) Delivery of Required Items. Buyer shall have delivered all items set forth in Section 7.02 below.

                      (d) Transaction Legal. There shall be no order, decree or ruling by any court or governmental agency or threat thereof or any other fact or circumstance which might prohibit or render illegal the transactions contemplated by this Agreement.

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               5.02 Conditions Precedent to the Performance of Buyer's
Obligations. The obligations of Buyer to purchase the Service Assets pursuant to this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

                      (a) Compliance with Terms. At the Closing Date, all of the terms, conditions and agreements herein to be complied with and performed by Seller at or before the Closing Date shall have been complied with or performed in all material respects.

                      (b) Warranty Contracts and Service Contracts. Buyer shall have received copies of all of the Warranty Contracts and Service Contracts, and all modifications and amendments thereof.

                      (c) Spare Parts Inventory, Vehicles, Tools and Equipment. Buyer shall have been given reasonable access to conduct an inventory and inspection of the Spare Parts Inventory, Vehicles, Tools and Equipment.

                      (d) Accuracy of Representations and Warranties. Buyer shall not have acquired information that there is any material error, misstatement or omission in any of the representations or warranties made herein by Seller. The representations and warranties made by Seller in this Agreement shall be correct and complete at and as of the Closing Date, subject only to those exceptions which have been approved in writing by Buyer, in its sole and absolute discretion.

                      (e) Delivery of Required Items. Seller shall have delivered all items set forth in Section 7.01 below.

                      (f) Transaction Legal. There shall be no order, decree or ruling by any court or governmental agency or threat thereof or any other fact or circumstance which might prohibit or render illegal the transactions contemplated by this Agreement.

                      (g) Approval of Exhibits. The form and contents of each of the Exhibits and related deliveries shall be satisfactory to Buyer.


                                   ARTICLE VI

                                   TERMINATION

               6.01 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time:

                      (a) by mutual written consent of Buyer and Seller;

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

                      (b) by Buyer, on the Closing Date, if any one or more of the conditions precedent to its obligations herein shall not have been fulfilled or waived in writing by Buyer; and

                      (c) by Seller, on the Closing Date, if any one or more of the conditions precedent to its obligations herein shall not have been fulfilled or waived in writing by Seller.

               If this Agreement is terminated pursuant to any of the foregoing provisions, this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of either Buyer to Seller, Seller to Buyer, or their respective boards of directors as a result of such termination (except such liability arising pursuant to the indemnification provisions of Article VIII for, among other things, breach of covenants, representations and warranties and existence of suits and other actions), and in such event each party shall bear all expenses incurred by it in connection with this Agreement and any transactions in connection therewith.

               6.02 Closing. Provided that all of the conditions to Closing have been fully satisfied, the transactions contemplated by this Agreement shall be deemed consummated effective at 12:01 a.m. on April 1, 1999 (the "Closing Date"), or at such other place or time as shall be mutually agreed upon in writing between Buyer and Seller (the "Closing").


                                   ARTICLE VII

                              DELIVERIES AT CLOSING

               7.01 Deliveries of Seller. At the Closing, Seller shall deliver to Buyer all of the following:

                      (a) Bill of Sale. Originally executed Bill of Sale for the Certain Assets of Seller in form and content as set forth in Exhibit "G" attached hereto.

                      (b) Blanket Assignment and Assumption. Originally executed blanket assignment by Seller to Buyer and assumption by Buyer of all right, title and interest to the Warranty Contracts, the Service Contracts and the Contracts in the form of Exhibit "H" as well as such other assignments (including specific License Assignments) which Buyer or Seller reasonably believes are necessary to vest in Buyer all of Seller's right, title and interest in and to (and obligations associated with) under the Service Assets.

                      (c) Customer List. True and correct copies of the Customer List as of the Closing Date.

                      (d) Warranty and Service Contracts. The original of each Warranty and Service Contract and any amendments thereto.

                      (e) Settlement Agreement and General Release. A Settlement Agreement and General Release in the form of Exhibit "I" executed by Seller and Alpha Micro.

               7.02 Deliveries of Buyer. At the Closing, Buyer shall deliver to
Seller:


                      (a) Purchase Price. Written confirmation by and a receipt from the ATI Group that Six Hundred Fifty Thousand Dollars ($650,000) has been delivered by Buyer, on Seller's behalf, to the ATI Group, in a manner acceptable to the ATI Group, in full satisfaction of the amounts remaining due the ATI Group by Buyer.

                      (b) Consents. Consent of the lessors of the Leased Premises which are the subject of the Licenses, to the extent required.

                      (c) Settlement Agreement and General Release. A Settlement Agreement and General Release in the form of Exhibit "I" executed by the ATI Group.

                      (d) Blanket Assignment and Assumption. Originally executed blanket assignment by Seller to Buyer and assumption by Buyer of all right, title and interest to the Warranty Contracts, the Service Contracts and the Contracts in the form of Exhibit "H" as well as such other assignments (including specific License Assignments) which Buyer or Seller reasonably believes are necessary to vest in Buyer all of Seller's right, title and interest in and to (and obligations associated with) the Service Assets.

                      (e) Security Deposits. Buyer's check in the amount of the security deposits to be reimbursed to Seller pursuant to Section 3.08.

               7.03 Delivery to Escrow. Seller and Buyer shall each deliver each of the items designated in Sections 7.01 and 7.02 above (excepting the Customer List and the original copies of the Warranty Contracts and Service Contracts, which will be delivered to Buyer at the Leased Premises) to the escrowholder designated in the Escrow Agreement.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS:

               8.01 Indemnification by Buyer and Seller.

                      (a) Indemnification by Seller. Seller hereby agrees to indemnify and hold Buyer, its officers, directors, employees, agents, advisers, affiliates' parent and associates ("Buyer Indemnified Party") harmless, from all loss, liability and expense (including reasonable attorneys' fees and expenses in connection with the contest of any claim and interest on any claim paid by Buyer), which Buyer may incur or sustain by reason of the fact that (i) Seller should breach or fail to comply with any of the terms, conditions, covenants or agreements or any exhibits attached hereto or any of them contained herein, (ii) any representations or warranties made by Seller in this Agreement, the Exhibits, or in any certificates, lists or documents delivered pursuant hereto should prove to be false or erroneous, or (iii) any action, arbitration, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 8.01(a); provided, however, that Seller shall not be obligated to indemnify Buyer and hold it harmless with respect to any settlement of a claim to which Seller has not consented.

                      (b) Indemnification by Buyer. Buyer hereby agrees to indemnify and hold Seller, its officers, directors, employees, agents, advisers, affiliates' parent and associates ("Seller Indemnified Party"), harmless from all loss, liability and expense (including reasonable attorneys' fees and expenses in connection with the contest of any claim and interest on any claim paid by Seller), which Seller may incur or sustain by reason of the fact that (i) Buyer should breach or fail to comply with any of the terms, conditions, covenants or agreements or any exhibits attached hereto, or any of them contained herein, (ii) any representations or warranties made by Buyer in this Agreement should prove to be false or materially erroneous, (iii) any claims, actions, suits, investigations or proceedings, pending or threatened, are or have been made or commenced by, against, involving or arising out of the Assumed Obligations (iv) all claims, actions, suits, investigations or proceedings, pending or threatened, are or have been made or commenced by, against, involving or arising out of the operation by Buyer of the Service Business of Seller acquired hereunder, or the sale, transfer or other disposition by Buyer of all or any part of the Service Assets, from and after the Closing Date, except, in each case, if such liability arises in connection with the breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, any Schedule or Exhibit hereto or any certificate or instrument delivered in connection herewith, (v) any attempt (whether or not successful) by any person to cause or require a Seller Indemnified Party to pay or discharge any debt, obligation or liability of Seller assumed by Buyer pursuant to this Agreement, notwithstanding the Closing, (vi) any action, suit, proceeding, compromise, settlement, assignment, judgment or arbitration arising out of or incidental to any of the matters indemnified against in this Section 8.01(b); and (vii) any claims or actions which arise out of or are related to that telephone system provided by the ATI Group to Advantage Equity, Inc.; provided, however, that Buyer shall not be obligated to indemnify a Seller Indemnified Party and hold it harmless under this Section 8.01(b) with respect to any settlement of a claim to which Buyer has not consented, if such consent has not been unreasonably withheld.

                      (c) Right to Defend, Etc. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a Buyer Indemnified Party or a Seller Indemnified Party (referred to hereinafter as an "Indemnified Party"), the indemnifying parties shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interests of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying parties and Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying parties have a conflict of interest because of the availability of different or additional defenses, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its own behalf, at the expense of the indemnifying parties. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying parties pertinent information under its control relating thereto.

                      (d) Indemnification Basket. Notwithstanding anything contained herein, neither party shall be entitled to indemnification for any breach of a representation or warranty hereunder unless the aggregate of all amounts to which such party shall be entitled hereunder exceeds Twenty-Five Thousand Dollars ($25,000), in which case such party shall be entitled to an amount by which its damages exceed such amount.


                                   ARTICLE IX

                     CONDUCT OF BUSINESS PENDING THE CLOSING

               9.01 The Seller covenants and agrees that, prior to the Closing Date or the earlier termination of this Agreement pursuant to Section 6.01 hereof, unless the Buyer shall otherwise agree in writing or as otherwise expressly permitted by this Agreement:

                      (a) Preservation of Business. The business of Seller shall be conducted only in the ordinary course of business and consistent with past practice, and the Seller shall use commercially reasonable efforts to maintain and preserve its business, assets, prospects, employees, customers and other advantageous business relationships. Without limiting the generality of the foregoing, Seller shall (i) maintain the Service Assets in substantially their current state of repair, excepting normal wear and tear, (ii) through the Closing Date, maintain insurance covering the Service Assets of the same nature and level as that in effect on the date hereof, and (iii) make timely payments on Accounts Payable and perform other obligations of the Seller (including under the Warranty Contracts, the Service Contracts and the Contracts) in accordance with the Seller's past practice.

                       (b) Preservation of Assets. Seller shall not do any of the following: (i) issue, sell, pledge, dispose of or encumber any capital stock of the Seller; (ii) except in the ordinary course of business, sell, pledge, dispose of or encumber any of the Service Assets; (iii) whether or not in the ordinary course of business, sell, pledge, dispose of or encumber any material portion of the Service Assets; or (iv) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                                    ARTICLE X

                               GENERAL PROVISIONS

               10.01 Notification of Changes. Each party will promptly notify the other in writing of the existence or happening of any material fact, event or occurrence which may tend to alter the accuracy or completeness of any representation or warranty contained in this Agreement.

               10.02 Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be personally served or sent by overnight courier, by registered mail or certified mail, postage prepaid, or by prepaid telex, telecopy or telegram and shall be deemed to have been given when such writing is received by the intended recipient thereof. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof served as provided in this Section 10.02) shall be as follows:

               If to Seller:        Alpha Microsystems
                                    2722 South Fairview Street
                                    Santa Ana, California 92704
                                    Attn:  Chief Financial Officer
                                    Fax No.: (714) 641-7678

               With a copy to:      Allen, Matkins, Leck, Gamble & Mallory LLP
                                    515 South Figueroa Street, 7th Floor
                                    Los Angeles, California 90071
                                    Attn:  Debra Dison Hall, Esq.
                                    Fax No.: (213) 620-8816

               If to Buyer:         ADSI Telecom Services, Inc.
                                    c/o Advanced Telecommunications, Inc.
                                    1811 Center Point Circle, #111
                                    Naperville, IL 60563
                                    Attn:  James Shaver
                                    Fax No.: (630) 505-4272

               With copies to:
                                    Merra, Kanakis, Creme & Mellor, P.C.
                                    60 Main Street
                                    Nashua, NH 03060
                                    Attn: Paul D. Creme, Esq.
                                    Fax No.: (603) 883-0750

               and                  Applied Cellular Technology, Inc.
                                    400 Royal Palm Way, Suite 410
                                    Palm Beach, FL 33480

                                    Attn: Scott R. Silverman
                                    Fax No.: (561) 366-0002

               10.03 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be changed except in writing executed by Buyer and Seller.

               10.04 Payment of Expenses. Buyer and Seller shall each be responsible to pay all of its own respective expenses as incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and no party shall be liable or responsible for the fees or expenses incurred by any other party.

               10.05 Arbitration. Any matter arising under, relating to or concerning this Agreement (except as expressly set forth in this Section 10.05) shall be resolved by final and binding arbitration by the local office of the JAMS/Endispute ("JAMS") closest to Buyer or if JAMS is unavailable, by an organization of similar nature agreed upon by Buyer and Seller. Such arbitration shall be conducted according to the JAMS Rules of Practice and Procedure then in effect, except that the parties shall be entitled only to such discovery as permitted by C.C.P. Section 1283.05 and any amendment thereto, or successor statute. Any party may seek to compel the other to comply with the terms of this
Section 10.05 by petition to any court of general jurisdiction. The prevailing party in any proceeding to enforce this Section 10.05 shall be entitled to the Court's order for payment of attorneys' fees and costs in connection with said proceeding. In the case of a judgment on an arbitrator's award, any party may seek to have the arbitrator's award entered by any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to have included as part of the arbitrator's award the attorneys' fees and costs incurred by such prevailing party in connection with the arbitration, including amounts advanced.

               Buyer and Seller agree that in the case of any dispute in which extraordinary relief may be available, then and only then, a court of competent jurisdiction shall be presented with, and make a determination of, the propriety of granting and enforcing such extraordinary relief, upon such conditions as the court shall determine as proper, and the provisions of this Section 10.05 Arbitration shall not be applicable.

               10.06 Attorneys' Fees. Should any litigation be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys' fees and costs incurred in such litigation, without regard to any schedule or rule of court purporting to restrict such an award, including, without limitation, actual attorneys' fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment, (ii) post-judgment motions;
(iii) contempt proceedings; (iv) garnishment, levee, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.

               10.07 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

               10.08 Captions. The captions of the Sections of this Agreement are for convenience only and shall not be considered or referred to in resolving questions or interpretation.

               10.09 Counterparts. This Agreement may be executed in one or more counterparts and counterparts signed in the aggregate by Buyer and Seller shall constitute a single original instrument.

               10.10 Assignment. This Agreement shall not be assignable by any party without the consent of the other party. Notwithstanding the foregoing, Buyer may assign this Agreement in whole or in part, to any subsidiary, affiliate or parent corporation or any successor of Buyer by merger, consolidation or acquisition of a substantial portion of its assets. In the case of any such assignment, Buyer shall continue to remain liable for its obligations hereunder.

               10.11 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be found to be invalid, void or unenforceable, the remaining provisions and any application thereof shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

               10.12 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, their personal representatives, heirs, executors, administrators, successors and/or assigns.

               10.13 Further Actions. Each of the parties hereto agrees to take any and all actions reasonably necessary in order to carry out the provisions of this Agreement.

               10.14 Gender and Number. As used in this Agreement, the masculine gender includes the feminine and neuter, the feminine gender includes the masculine and neuter, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

               10.15 Time. Time is of the essence in each provisions of this Agreement of which time is an element.

               10.16 Construction. This Agreement shall be construed in accordance with its plain meaning and not against either party.

               10.17 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Pennsylvania.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"BUYER"                             "SELLER"


ADSI TELECOM SERVICES, INC.,        ALPHA TECHNOLOGY INTERCONNECT, INC., a
an Pennsylvania corporation         Delaware corporation


By:                                 By:
   --------------------------           ------------------------------------

    Its:                                Its:
        ---------------------                -------------------------------

                                LIST OF EXHIBITS



Exhibit "A"    Escrow Agreement


Exhibit "B"    Allocation of Purchase Price


Exhibit "C"    Tools & Equipment


Exhibit "D"    Contracts and Security Deposits


Exhibit "E"    Vehicles


Exhibit "F"    Employees


Exhibit "G"    Bill of Sale


Exhibit "H"    Blanket Assignment


Exhibit "I"    Settlement Agreement and General Release

                                   EXHIBIT "A"


TO:     ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP

                Re: AGREEMENT OF PURCHASE AND SALE by and between ALPHA TECHNOLOGY INTERCONNECT, INC., a Delaware corporation ("Seller") and ADSI TELECOM SERVICES, INC., a Pennsylvania corporation ("Buyer")


Ladies and Gentlemen:

               As you know Buyer and Seller have entered into that certain Agreement of Purchase of Sale effective as of March 31, 1999 (the "Purchase Agreement") which provides that Buyer will purchase the Business (as defined in the Purchase Agreement) from Seller. In accordance with Section 7.03 of the Purchase Agreement, this letter will constitute escrow instructions with respect to the closing contemplated in this transaction (the "Instructions"). You are authorized and instructed to perform and comply with the conditions set forth below. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

               1 Deliveries of Seller At the Closing, Seller shall deliver to you each of the following documents, fully executed and notarized, as appropriate (collectively the "Seller's Deliverables"):

                      (a) Bill of Sale Four (4) originals of Bill of Sale for the Certain Assets of Seller in form and content as set forth in Exhibit "G" attached to the Purchase Agreement.

                      (b) Blanket Assignment and Assumption Four (4) originals of the blanket assignment by Seller to Buyer and assumption by Buyer of all right, title and interest to the Warranty Contracts, the Service Contracts and the Contracts in the form of Exhibit "H" attached to the Purchase Agreement.

                      (c) Settlement Agreement and General Release Four (4) originals of the Settlement Agreement and General Release in the form of Exhibit "I" attached to the Purchase Agreement executed by Seller and Alpha Micro.

               2 Deliveries of Buyer At the Closing, Buyer shall deliver to you each of the following, fully executed and notarized, as appropriate (collectively the "Buyer's Deliverables"):

                      (a) Purchase Price Written confirmation by and a receipt from the ATI Group that Six Hundred Fifty Thousand Dollars ($650,000) has been delivered by Buyer, on Seller's behalf, to the ATI Group, in a manner acceptable to the ATI Group, in full satisfaction of the amounts remaining due the ATI Group by Buyer.

                      (b) Consents Consent of the lessors of the Leased Premises which are the subject of the Licenses, to the extent Buyer has determined required.

                      (c) Settlement Agreement and General Release Four (4) originals of the Settlement Agreement and General Releases in the form of Exhibit "I" attached to the Purchase Agreement executed by the ATI Group.

                      (d) Blanket Assignment and Assumption Four (4) originals of the blanket assignment by Seller to Buyer and assumption by Buyer of all right, title and interest to the Warranty Contracts, the Service Contracts and the Contracts in the form of Exhibit "H" attached to the Purchase Agreement.

                      (e) Reimbursement of Security Deposits. Buyer's check payable to Seller in the amount of Four Thousand Dollars ($4,000).

               3  Disbursements

               Provided all of these instructions have been or will be met concurrently and upon your receipt of the fax confirmations contemplated by Paragraph 4, you are authorized to deliver the Seller's Deliverables to Buyer and the Buyer's Deliverables to Seller.

               4 Closing You shall close this transaction as soon as practicable when and only when:

                      (a) you have received all of the documents referred to in Paragraphs 2 and 3;

                      (b) you have received fax confirmation from Douglas J. Tullio or Jeffrey J. Dunnigan at Alpha Microsystems that the conditions to closing have been satisfied; and

                      (c) you have received fax confirmation from James Shaver of Buyer or Paul D. Creme that the conditions to closing have been satisfied.

               5 Failure to Close. If this transaction is not completed on or before April 2, 1999, you shall return all documents submitted to you hereunder to the party who so submitted them.

"BUYER"                             "SELLER"
ADSI TELECOM SERVICES, INC.,        ALPHA TECHNOLOGY INTERCONNECT, INC.,
an Pennsylvania corporation         a Delaware corporation

By:                                 By:
   --------------------------           -----------------------------------
    Its:                                Its:
        ---------------------               -------------------------------

                                    EXHIBIT G

                                  BILL OF SALE


               This BILL OF SALE ("Bill of Sale") is executed and delivered this 1st day of April, 1999, by ALPHA TECHNOLOGY INTERCONNECT, INC., a Delaware corporation ("Seller"), with reference to that certain Agreement of Purchase and Sale, dated March 1, 1999 (the "Purchase Agreement") by and between Seller and ADSI TELECOM SERVICES, INC., an Illinois corporation ("Buyer"), wherein Buyer agreed to purchase the Service Assets (as defined in the Purchase Agreement) from Seller. This Bill of Sale is executed and delivered in accordance with and in furtherance of the foregoing provisions of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

               1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Seller, Seller hereby grants, bargains, sells, transfers, conveys, assigns, sets over and delivers to and vests in Buyer all of Seller's right, title and interest in and to all of the Service Assets (as defined in the Purchase Agreement) (the "Personal Property"). Notwithstanding the foregoing, (i) Buyer acknowledges that the ATI Group shall be entitled after the date hereof to continue to use the Customer List solely for their own use in their business of selling new telephone systems or services; and (ii) Seller shall be entitled to retain (and the Service Assets shall not include) (A) the router used to facilitate communications with Alpha Micro, (B) the accounts receivable of Seller (including billings sent in March for April 1999), other than those due from the ATI Group and all other amounts prepaid for maintenance services; (C) any cash or cash equivalents; (D) except as specifically set forth herein, Seller's books and records, and (E) the Altigen CTI phone system (including hardware and software) used by Seller.

               2. The Personal Property is hereby acquired by Buyer "as-is" without any representation or warranty of any kind or nature of Seller, express, implied or statutory, as to the nature of or title to the Personal Property or its fitness for Buyer's intended use of same.

               IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.


        "Seller"                   ALPHA TECHNOLOGY INTERCONNECT, INC.,
                                   a Delaware corporation



                                   --------------------------------------------
                                   Name:
                                          -------------------------------------
                                   Its:
                                          --------------------------------------

                                    EXHIBIT H


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


               This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into as of this 1st day of April, 1999, by and between ALPHA TECHNOLOGY INTERCONNECT, INC., a Delaware corporation ("Assignor") and ADSI TELECOM SERVICES, INC., an Illinois corporation ("Assignee"), pursuant to that certain Agreement of Purchase and Sale, dated March 31, 1999 (the "Purchase Agreement") by and between Assignor and Assignee. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

               1. Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Assignor, Assignor hereby grants, sells, assigns, transfers, conveys and delivers unto Assignee and its successors and assigns all of Assignor's rights, title and interest in, to and under the contracts and agreements to which Assignor is a party in connection with all of the assets of Assignor used in the Business, including but not limited to the Contracts listed on Exhibit "D" attached to the Purchase Agreement, the Warranty Contracts and the Service Contracts and the ATI Purchase Agreement, as each of the foregoing contracts and agreements has been modified, amended, supplemented and/or extended as of the date hereof (collectively the "Assigned Contracts").

               2. Assumption. In consideration of the foregoing assignment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Assignee, Assignee hereby accepts said assignment upon the terms and subject to the conditions set forth in this Agreement and the Purchase Agreement. Assignee hereby covenants with Assignor that Assignee and its successors and assigns will from and after the date hereof assume and agree to keep, perform and fulfill, or cause to be kept, performed and fulfilled, all of the terms, covenants, conditions and obligations contained in each of the Assigned Contracts which, by the terms thereof, are imposed upon Assignor and which accrue from and after the date hereof, but excluding any obligation for any breach of any Assigned Contract occurring prior to the date hereof.

               3. Notices. Assignor agrees that within five (5) business days after receiving any notice from any party to an Assigned Contract relating to performance of Assignor's or Assignee's obligations under such Assigned Contract, Assignor shall send a copy of the same to the Assignee at the address for Assignee set forth in the Purchase Agreement, or to any other address which Assignee may designate from time to time.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



        "Assignor"                          ALPHA TECHNOLOGY INTERCONNECT, INC.,
                                            a Delaware corporation



                                            By:
                                               ---------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                      --------------------------



        "Assignee"                          ADSI TELECOM SERVICES, INC.,
                                            an Illinois corporation


                                            By:
                                               ---------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                      --------------------------

                                   EXHIBIT "I"


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

               This Settlement Agreement and General Release (the "Agreement") is made and entered into effective this 1st day of April, 1999, by and between Alpha Microsystems, a California corporation, Alpha Technology Interconnect, Inc. ("Alpha Sub"), a subsidiary of Alpha Microsystems, (Alpha Microsystems and Alpha Sub collectively "Alpha Micro"), and Advanced Telecomm of Pittsburgh, a Pennsylvania Business Trust, Advanced Telecomm of Butler, Inc., a Pennsylvania corporation, Advanced Telecomm of Washington, D.C., Inc., a Pennsylvania corporation, and Advanced Telecomm of Maryland, Inc., a Pennsylvania corporation (collectively doing business as "ATI Communications") and Applied Cellular Technology, Inc., a Missouri corporation (collectively "ATI"). Alpha Micro and ATI may be jointly referred to herein as "Parties".


                                R E C I T A L S:

               WHEREAS, Alpha Micro and ATI entered into an Agreement of Purchase and Sale (the "Alpha Purchase Agreement") or about December 23, 1997 wherein and whereby Alpha Sub purchased from ATI the right, title and interest in a service business which Alpha Sub has continued to operate (the "Business") upon specific terms and conditions, each of which are set forth with particularity in the Purchase and Sale agreement between the Parties.

               WHEREAS, disputes have arisen between the Parties with respect to their duties and obligations under the Alpha Purchase Agreement, including claims by each party against the other as to alleged breaches of the Alpha Purchase Agreement. The claims, and cross claims, of each party were identified in a series of letters between the respective counsel for the Parties exchanged during January, 1999.

               WHEREAS, Alpha Micro and ATI have now agreed to settle all disputes between them with respect to the facts, relationships, and transactions that give rise to claims and contentions, and to release each other from all claims that each has or might have against the other with respect to said allegations and contentions to avoid the expenses, hazards, and uncertainties of litigation.

               NOW, THEREFORE, in consideration of mutual covenants and agreements contained herein, and other good and sufficient consideration and intending to be legally bound, the parties hereto agree as follows:

                                    AGREEMENT


        1.     CONSIDERATION.
        A. Alpha Micro agrees to transfer, assign and convey to ADSI Telecom Services, Inc. ("ADSI"), pursuant to that Purchase and Sale Agreement by and between them dated as of this same date (the "ADSI Purchase Agreement"), all right, title and interest of Alpha Micro in the Business and ADSI has agreed pursuant to such Purchase and Sale Agreement to assume all unpaid obligations of Alpha Micro to ATI, excepting the obligation of Alpha Sub to make a payment to ATI of Six Hundred Fifty Thousand Dollars ($650,000) that was due December 31, 1998 pursuant to Section 2.03(b) (the "Second Payment") of the Alpha Purchase Agreement. Alpha Micro has agreed as part of the Closing that ADSI shall deliver the purchase price in the amount of Six Hundred Fifty Thousand Dollars ($650,000) due Alpha Micro pursuant to the ADSI Purchase Agreement to ATI in satisfaction of the Second Payment upon the closing of the transactions contemplated by the ADSI Purchase Agreement.

        B. ATI consents to the assignment by Alpha Micro to ADSI of all its rights pursuant to the Alpha Purchase Agreement and the assumption by ADSI of all remaining obligations of Alpha Micro pursuant to the Alpha Purchase Agreement and agrees that effective upon the closing of the transfer, assignment and conveyance by Alpha Micro to ADSI of the Business and the delivery of the Second Payment to ATI (the "Closing"), ATI shall release, forgive and discharge Alpha Micro from all duties and obligations of Alpha Micro, which currently exist, or may in the future exist, arising out of the Purchase and Sale agreement.


        2.     MUTUAL RELEASES.

        A.     Release of Claims by Alpha Micro.

               Upon the Closing, Alpha Micro, for itself and on behalf of his agents, representatives, assigns, officers, directors, employees, attorneys, divisions, affiliates, parents, subsidiaries, successors and predecessors, fully, finally and forever releases, waives and discharges ATI, its past and present agents, representatives, assigns, officers, directors, employees, attorneys, divisions, affiliates, parents, subsidiaries, successors and predecessors, of and from any and all claims, including, without limitation, claims relating to the matters referred to in the Recitals above, including, without limitation, claims of breach of contract, negligence, breach of fiduciary and other duty, fraud or misrepresentation, and any and all demands, actions, cause of action, obligations, damages and liabilities of every nature whatsoever, whether matured or contingent, whether known or unknown, suspected or claimed, which Alpha Micro had in the past, now has, or claims to now have against ATI, relating directly or indirectly to the matters referred to in the Recitals above.


        B.     Release of Claims By ATI.

               Upon the Closing, ATI, for itself and on behalf of his agents, representatives, assigns, officers, directors, employees, attorneys, divisions, affiliates, parents, subsidiaries, successors and predecessors, fully, finally and forever releases, waives and discharges Alpha Micro, its past and present agents, representatives, assigns, officers, directors, employees, attorneys, divisions, affiliates, parents, subsidiaries, successors and predecessors, of and from any and all claims, including, without limitation, claims relating to the matters referred to in the Recitals above, including, without limitation, claims of breach of contract, negligence, breach of fiduciary and other duty, fraud or misrepresentation, and any and all demands, actions, cause of action, obligations, damages and liabilities of every nature whatsoever, whether matured or contingent, whether known or unknown, suspected or claimed, which ATI had in the past, now has, or claims to now have against Alpha Micro, relating directly or indirectly to the matters referred to in the Recitals above.


        3.     EXPRESS WAIVER OF UNKNOWN CLAIMS.
               Alpha Micro, upon the advice of, and following consultation with counsel of its choice, and ATI, upon advice of, and following consultation with counsel of its choice, hereby waive any and all rights which they now have, or in the future may have, conferred upon them by virtue of the provisions of
Section 1542 of the California Code of Civil Procedure, and any equivalent provisions which may exist in other jurisdictions, which provide:


               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


        4.     ASSUMPTION OF RISK OF DIFFERENT FACTS.
               The Parties hereto each acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever that are the subject of the Releases set forth in Paragraph 2 of this Agreement, and they each expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.


        5.     NO ASSIGNMENT.
               Alpha Micro and ATI each hereby represent and warrant that neither has heretofore assigned or transferred, or purported to assign or transfer, to any person, corporation or other entity, any claim or cause of action released hereunder. Alpha Micro and ATI each agree to indemnify the other, and its respective successors, against any liability, loss, damage, cost and expense, including attorneys' fees, arising out of any breach of the aforesaid representation and warranty.


        6.     COSTS OF SUIT.
               In the event that a suit is brought to enforce any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover their attorneys' fees, expenses and costs of suit actually incurred.


        7.     COUNTERPARTS.
               This Agreement may be executed in counterparts, each of which shall be deemed an original and each counterpart shall have the same effect as if all Parties had executed the same counterpart.


        8.     REPRESENTATION IN SETTLEMENT.
               Each party to this Agreement has been represented in negotiations for, and in the preparations of this Agreement, by independent counsel. Each Party hereby acknowledges that it has had this Agreement fully explained to him by his counsel and is fully aware of its contents and legal effect prior to execution of this Agreement.


        9.     NO RELIANCE ON REPRESENTATION BY OTHERS.
               Each party to this Agreement represents that it has relied on its own investigation and judgment in regard to all matters contained herein, including the consequences of this transaction as a result of application of any federal or state tax law, that it has not relied on any representation made by any other party, that this Agreement is entered into by it of its own volition, and that it entered into this Agreement free of any duress, coercion, or undue influence.


        10.    ENTIRE AGREEMENT.
               This Agreement contains the entire understanding between and among the Parties with regard to this settlement as herein set forth. There are no representations, warranties, agreements, arrangements, undertakings, oral or written, between and or among the Parties hereto relating to this Agreement which are not fully expressed herein. The Parties acknowledge that there are collateral and related agreements reflected in the transfer of the business to ADSI, which are not covered by this settlement.


        11.    MODIFICATIONS.
               This Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever, except by writing duly executed by all of the Parties affected by such modification or by their authorized representatives. Any modification or waiver of any one provision shall not constitute a waiver or modification of any other provision not expressly waived or modified.


        12.    NO ADMISSION OF LIABILITY.
               This Agreement is a compromise of disputed claims among and between the Parties, liability for which is expressly denied by each party, and it is not to be construed as an admission of liability by either party.


        13.    BINDING EFFECT.
               This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns, shareholders, partners, affiliated and related entities, officers, directors, agents, employees, and representatives.


        14.    GOVERNING LAW.
               This Agreement shall be interpreted in accordance with and governed in all respects by the laws of the State of Pennsylvania.


        15.    AUTHORITY.
               By execution of this Agreement, each party warrants that:

                      (a) This Agreement is executed on behalf of a valid and subsisting legal entity;

                      (b) Such entity has full right and authority to undertake the actions contemplated by this Agreement;

                      (c) The execution of this Agreement has been duly and properly authorized by the party on whose behalf said Agreement is executed in accordance with all applicable laws, regulations, agreements, and procedures governing the authority of such person or entity to execute this Agreement on behalf of such party; and

                      (d) The consent of all persons or entities whatsoever necessary to the due execution of this Agreement has been obtained.

               IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the dates which appear opposite their signatures.

                                    ALPHA MICROSYSTEMS,
                                    a California corporation


DATED:  April 1, 1999
                                    By:
                                        -------------------------------------
                                           Its:
                                               ------------------------------

                                    ALPHA TECHNOLOGY INTERCONNECT, INC.,
                                    a Delaware corporation


DATED:  April 1, 1999
                                    By:
                                        -------------------------------------
                                           Its:
                                               ------------------------------

                                    ADVANCED TELECOMM OF PITTSBURGH,
                                    a Pennsylvania Business Trust


DATED:  April 1, 1999
                                    By:
                                        -------------------------------------
                                           Its:
                                               ------------------------------


                                    ADVANCED TELECOMM OF BUTLER, INC.,
                                    a Pennsylvania corporation



DATED:  April 1, 1999               By:
                                        -------------------------------------
                                           Its:
                                               ------------------------------

                                    ADVANCED TELECOMM OF WASHINGTON, D.C., INC., a Pennsylvania corporation



                                    By:
                                        -------------------------------------
                                           Its:
                                               ------------------------------
DATED:  April 1,  1999

                                    ADVANCED TELECOMM OF MARYLAND, INC.,
                                    a Pennsylvania corporation



                                    By:
                                        -------------------------------------
                                           Its:
                                               ------------------------------
DATED:  April 1, 1999

                                    APPLIED CELLULAR TECHNOLOGY, INC.,
                                    a Missouri corporation



                                    By:
                                        -------------------------------------
DATED:  April 1, 1999                      Its:
                                               ------------------------------

APPROVED AS TO FORM:


                                    ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP



                                    By:
                                         ------------------------------------
                                         Marvin E. Garrett
DATED:  April 1, 1999                    Attorneys for Alpha Microsystems

                                    MERRA, KANAKIS, CREME & MELLOR, P.C.



                                    By:
                                         ------------------------------------
DATED:  April 1, 1999                    Paul D. Creme
                                         Attorneys for ATI